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                                                                   EXHIBIT XXII
                         AGREEMENT REGARDING ASSIGNMENTS
                OF PRLP COMMON UNITS AND BY PRIME GROUP VI, L.P.

         THIS AGREEMENT REGARDING ASSIGNMENTS OF PRLP COMMON UNITS BY PRIME GROUP VI, L.P. this "AGREEMENT") is made and entered into as of the 17th day of May, 2002, by and among Prime Group VI, L.P., an Illinois limited partnership ("PG6LP"), Prime Group II, L.P., an Illinois limited partnership ("PG2LP"), The Prime Group, Inc., an Illinois corporation ("PGI"), Prime International, Inc., an Illinois corporation, ("PII"), PGLP, Inc., an Illinois corporation ("PGLP INC."), Michael W. Reschke ("MWR"), Edward J. John ("EJJ"), Glenn D. Reschke ("GDR"), Warren H. John ("WHJ"), and Robert J. Rudnik ("RJR").

                              W I T N E S S E T H:

         WHEREAS, MWR, EJJ, RJR, GDR and WHJ are all of the partners in Prime Group Limited Partnership, an Illinois limited partnership ("PRIME LP"), holding interests in Prime LP as set forth in EXHIBIT A attached hereto; and

         WHEREAS, Prime LP was a limited partner in PG6LP, with a 27.266529% interest in PG6LP; and

         WHEREAS, on the date hereof, immediately prior to the transactions contemplated by this Agreement, Prime LP distributed to MWR, EJJ, RJR, GDR and WHJ, on a pro-rata basis in accordance with their respective interests in Prime LP, all of Prime LP's interest in PG6LP, and, immediately thereafter, MWR, EJJ, RJR, GDR and WHJ contributed such interests to PG2LP (the "PRIME LP INTEREST TRANSFER"); and

         WHEREAS, as of the date hereof, following the Prime LP Interest Transfer, (i) PGLP Inc. is the sole general partner of PG6LP with a 0.160197% interest in PG6LP, (ii) PG2LP is a limited partner of PG6LP with a 28.205219% interest in PG6LP, (iii) PGI is a limited partner in PG6LP with a 71.474387% interest in PG6LP, and (iv) PII is a limited partner in PG6LP with a 0.160197% interest in PG6LP; and

         WHEREAS, as of the date hereof, as set forth on EXHIBIT A attached hereto (i) MWR, EJJ, GDR, WHJ, and RJR are (a) the holders of all of the partnership interests in Prime LP, (b) the holders of all of the limited partnership interests in PG2LP, and (c) the holders of all of the issued and outstanding shares of stock of PGLP Inc., and (ii) PGLP Inc. is the sole general partner of PG2LP with a 1.0% interest in PG2LP; and

         WHEREAS, PG6LP currently holds 104,632 unencumbered common units in Prime Retail, L.P., a Delaware limited partnership ("PRLP COMMON UNITS"); and

         WHEREAS, the parties hereto have determined that it is in their best interests (i) that the unencumbered PRLP Common Units held by PG6LP be distributed by PG6LP to PG2LP as set forth



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or described herein and (ii) that the PRLP Common Units received by PG2LP be distributed by PG2LP to the partners of PG2LP; and

         WHEREAS, the parties hereto have agreed to take all actions and steps to cause, effect, accomplish and evidence the transactions described above, and, in connection therewith, have agreed that not all of the transfers and assignments of the PRLP Common Units described in this Agreement will be effected and accomplished by the issuance of a separate certificate or separate certificates representing the PRLP Common Units and that PG6LP is authorized and directed to cause certificates representing the PRLP Common Units to be directly issued in the name of the persons who are the ultimate assignees of the PRLP Common Units currently held by PG6LP as described below; and

         WHEREAS, the parties hereto have agreed to enter into this Agreement to cause, effect and accomplish the transfer and assignments of the PRLP Common Units described herein and the other transactions described herein.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. The parties hereto hereby agree that the [sic] and the PRLP Common Units are hereby transferred and assigned as follows in the following order:

            (a) PG6LP hereby transfers and assigns 104,632 PRLP Common Units to PG2LP.

            (b) PG2LP hereby transfers and assigns 52,969 PRLP Common Units to MWR.

            (c) PG2LP hereby transfers and assigns 27,488 PRLP Common Units to EJJ.

            (d) PG2LP hereby transfers and assigns 9,414 PRLP Common Units to RJR.

            (e) PG2LP hereby transfers and assigns 8,159 PRLP Common Units to WHJ.

            (f) PG2LP hereby transfers and assigns 5,334 PRLP Common Units to GDR.

            (g) PG2LP hereby transfers and assigns 1,268 PRLP Common Units to PGLP Inc.

         2. The parties hereto hereby agree that, although each of the above-described assignments have occurred on the date hereof, the assignees of each assignment may not receive a certificate or certificates representing the PRLP Common Units so assigned. To evidence and effect the result of the assignments described herein, the parties hereto hereby direct and authorize PG6LP to cause the delivery of the Certificates described below directly to the ultimate assignees of the


                                       2



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HGPLP Common Units and the PRLP Common Units as described below:

            (a) to MWR, a Certificate issued in the name of MWR representing 52,969 PRLP Common Units;

            (b) to EJJ, a Certificate issued in the name of EJJ representing 27,488 PRLP Common Units;

            (c) to RJR, a Certificate issued in the name of RJR representing 9,414 PRLP Common Units;

            (d) to WHJ, a Certificate issued in the name of WHJ representing 8,159 PRLP Common Units;

            (e) to GDR, a Certificate issued in the name of GDR representing 5,334 PRLP Common Units; and

            (f) to PGLP Inc., a Certificate issued in the name of PGLP Inc. representing 1,268 PRLP Common Units.

         3. This Agreement may be executed by the parties hereto in one or more counterparts, and each counterpart shall constitute an original, and all such counterparts, taken together, shall constitute one and the same instrument.


                            [signature page follows]


                                       3



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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                       PRIME GROUP VI, L.P.

                                       By:   PGLP, Inc.
                                       Its:  Managing General Partner


                                       By:   /S/ MICHAEL W. RESCHKE
                                             ---------------------------------
                                       Its:  PRESIDENT
                                             ---------------------------------


                                       PRIME GROUP II, L.P.

                                       By:   PGLP, Inc.
                                       Its:  Managing General Partner


                                       By:   /S/ MICHAEL W. RESCHKE
                                             ---------------------------------
                                       Its:  PRESIDENT
                                             ---------------------------------


                                       PRIME GROUP LIMITED PARTNERSHIP

                                       By:   /S/ MICHAEL W. RESCHKE
                                             ---------------------------------
                                             Michael W. Reschke
                                             Managing General Partner


                                       THE PRIME GROUP, INC.

                                       By:   /S/ MICHAEL W. RESCHKE
                                             ---------------------------------
                                       Its:  PRESIDENT
                                             ---------------------------------


                                       PRIME INTERNATIONAL, INC.

                                       By:   /S/ MICHAEL W. RESCHKE
                                             ---------------------------------
                                       Its:  PRESIDENT
                                             ---------------------------------



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                                       PGLP, INC.

                                       By:   /S/ MICHAEL W. RESCHKE
                                             ---------------------------------
                                       Its:  PRESIDENT
                                             ---------------------------------


                                       /S/ MICHAEL W. RESCHKE
                                       ---------------------------------------
                                       MICHAEL W. RESCHKE


                                       /S/ EDWARD J. JOHN
                                       ---------------------------------------
                                       EDWARD J. JOHN


                                       /S/ GLENN D. RESCHKE
                                       ---------------------------------------
                                       GLENN D. RESCHKE


                                       /S/ WARREN H. JOHN
                                       ---------------------------------------
                                       WARREN H. JOHN


                                       /S/ ROBERT J. RUDNIK
                                       ---------------------------------------
                                       ROBERT J. RUDNIK



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                                    EXHIBIT A
                               OWNERSHIP INTERESTS

1.       PRIME GROUP VI, L.P.

         (a) PGLP, Inc.:  0.160197% general partner
         (b) The Prime Group, Inc.:  71.474387 limited partner
         (c) Prime Group II, L.P.:  28.205219% limited partner
             (following the Prime LP Interest Transfer)
         (d) Prime International, Inc.:  0.160197% limited partner

2.       PRIME GROUP LIMITED PARTNERSHIP

         (a) Michael W. Reschke ("MWR"):  51.2447% general partner
         (b) Edward J. John ("EJJ"):  26.5938% general partner
         (c) Robert J. Rudnik ("RJR"):  9.1075% limited partner
         (d) Warren H. John ("WHJ"):  7.8931% limited partner
         (e) Glenn D. Reschke ("GDR"):  5.1609% limited partner

3.       PRIME GROUP II, L.P.

         (a) PGLP, Inc.:  1.2117% general partner
         (b) MWR:  50.6238% limited partner
         (c) EJJ:  26.2715% limited partner
         (d) RJR:  8.9971% limited partner
         (e) WHJ:  7.7975% limited partner
         (f) GDR:  5.0984% limited partner

4.       PGLP, INC.

         (a) MWR:  51.2447% shareholder
         (b) EJJ:  26.5938% shareholder
         (c) RJR:  9.1075% shareholder
         (d) WHJ:  7.8931% shareholder
         (e) GDR:  5.1609% shareholder